                                            Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
           __________________________________________

                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                AMERICAN FREIGHTWAYS CORPORATION
     (Exact name of Registrant as specified in its charter)

          Arkansas                            74-2391754
(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization)          Identification Number)

                       2200 Forward Drive
                    Harrison, Arkansas 72601
                         (870) 741-9000
                (Address, including zip code, of
                  principal executive offices)
             _____________________________________

                AMERICAN FREIGHTWAYS CORPORATION
                1999 CHAIRMAN STOCK OPTION PLAN

                AMERICAN FREIGHTWAYS CORPORATION
               1999 EMPLOYEE STOCK PURCHASE PLAN
                   (Full title of the plans)
             ______________________________________

                          Frank Conner
                       2200 Forward Drive
                    Harrison, Arkansas 72601
                         (870) 741-9000
  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                 Copies of all correspondence to:

                         Richard N. Massey
                            Kutak Rock
                      425 West Capitol Avenue
                            Suite 1100
                    Little Rock, Arkansas 72201
                          (501) 975-3000
            ________________________________________

                CALCULATION OF REGISTRATION FEE

                             Proposed      Proposed
  Title of       Amount      Maximum       Maximum
 Securities       To Be      Offering      Aggregate       Amount of
    to be       Registered     Price       Offering      Registration
 Registered                  Per Share       Price           Fee

Common Stock,   1,750,000    $17.35(3)   $30,362,500(3)   $8,440.78
  $0.01 Par     shares(2)
  Value(1)

     (1) Includes associated share purchase rights pursuant to a Rights Agreement adopted by American Freightways Corporation (the
"Company").

     (2) Represents the aggregate number of shares of the Common Stock, par value $.01 per share, of the Company issuable under the American Freightways Corporation 1999 Chairman Stock Option Plan (the "Chairman Plan") and the American Freightways Corporation 1999 Employee Stock Purchase Plan (the "Stock Purchase Plan"). Pursuant to Rule 416, there are also registered hereunder an indeterminate amount of interests to be offered or sold pursuant to the Stock Purchase Plan and such indeterminate number of additional shares as may become subject to the Chairman Plan and the Stock Purchase Plan as a result of the antidilution provisions contained therein, respectively.

     (3) This calculation is estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933. The registration fee for the 250,000 shares of Common Stock which may be issued pursuant to the Chairman Plan and for the 1,500,000 shares of Common Stock which may be issued pursuant to the Stock Purchase Plan is based upon the high and low sales price for the Common Stock, $17.35, on May 3, 1999, as prescribed by Rule 457(c).

            ________________________________________

                              PART I

                        EXPLANATORY NOTE

     The information called for by Part I of Form S-8 is included in the Summary Plan Description of the American Freightways Corporation 1999 Chairman Stock Option Plan (the "Chairman Plan") and the Summary Plan Description of the American Freightways Corporation 1999 Employee Stock Purchase Plan (the "Stock Purchase Plan") to be delivered to persons eligible to purchase shares pursuant to the Chairman Plan or the Stock Purchase Plan, respectively. Pursuant to the Note to Part I of Form S-8, that information is not being filed with or included in this Form S-8.

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed by American Freightways
Corporation (the "Company") with the Securities and Exchange
Commission are incorporated herein by reference as of their respective dates of filing:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

     (2) The description of the Company's Common Stock contained in the Company's Registration Statement of February 26, 1991, as amended and supplemented by the description contained in Amendment No. 1 to the Company's Registration Statement on Form S-1 filed with the Commission on March 7, 1991 (Commission File No. 33-38997); and

     (3) The description of the Rights Agreement contained in the Registration Statement on Form 8-A dated September 9, 1998.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     The validity of the shares of the Company's Common Stock being registered hereunder is being passed upon for the Company by Kutak Rock, 425 West Capitol Avenue, Suite 1100, Little Rock, Arkansas
72201.

Item 6.   Indemnification of Directors and Officers.

     As permitted by the Arkansas Business Corporation Act, Article Seventh of the Company's Second Amended and Restated Articles of
Incorporation provide that the directors, officers and employees of the Company may be indemnified as follows:

     (a) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the

Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to be the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph
(a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under paragraph (a) or (b) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in paragraphs (a) or (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

     (e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Article 7.

     (f) The indemnification provided by this Article 7 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this
Article 7.

     (h) The powers and duties of the Company to indemnify any person under this Article 7 shall apply with equal force whether an action, suit, or proceeding is threatened or commenced in this State or outside this State.

     Reference is made to Article Seventh of the Second Amended and Restated Articles of Incorporation of the Company.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

               5.1  Opinion of Kutak Rock (filed herewith).

               23.1 Consent of Kutak Rock (included in the opinion filed as Exhibit 5 herewith).

               23.2 Consent of Ernst & Young LLP (filed herewith)

               24.1 Powers of Attorney (filed herewith).

Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

               provided; however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrison, State of Arkansas, on May 7, 1999.

                              AMERICAN FREIGHTWAYS CORPORATION



                              By: /s/  Frank Conner
                               -------------------------------
                               Frank Conner
                               Executive Vice President
                                 Accounting & Finance,
                               Chief Financial Officer and Director
                               (Principal Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:



      Signature                 Title                  Date
      ---------                 -----                  ----

/s/ F. S. Garrison    Chairman of the Board of    May 7, 1999
--------------------  Directors and
(F. S. Garrison)      Chief Executive Officer
                      (Principal Executive
                      Officer)

/s/ Frank Conner      Executive Vice President-   May 7, 1999
--------------------  Accounting & Finance,
(Frank Conner)        Chief Financial Officer
                      and Director
                      (Principal Accounting
                      Officer)

/s/ Tom Garrison      Director                    May 7, 1999
--------------------
(Tom Garrison)

/s/ Will Garrison     Director                    May 7, 1999
--------------------
(Will Garrison)


*John Paul            Director                    May 7, 1999
Hammerschmidt
--------------------
(John Paul
Hammerschmidt)

*T. J. Jones          Director                    May 7, 1999
--------------------
(T. J. Jones)

*Ken Reeves           Director                    May 7, 1999
--------------------
(Ken Reeves)

*William Stiritz      Director                    May 7, 1999
--------------------
(William Stiritz)

*Doyle Z. Williams    Director                    May 7, 1999
--------------------
(Doyle Z. Williams)



      Pursuant to the requirements of the Securities Act of 1933, the American Freightways Corporation 1999 Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, each of whom is a member of the Compensation Committee of the Board of Directors of the Company, thereunto duly authorized, in the City of Harrison, State of Arkansas, on May 7, 1999.


*John Paul Hammerschmidt
------------------------
(John Paul Hammerschmidt)

*T. J. Jones
------------------------
(T. J. Jones)

*Ken Reeves
------------------------
(Ken Reeves)

      The undersigned, by signing his name hereto, does sign and execute this Registration Statement as of this 7th day of May, 1999, pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and contemporaneously filed herewith with the Securities and Exchange Commission.

*By: /s/ Frank Conner
   --------------------------
   (Frank Conner)
   Attorney-in-Fact

                       INDEX TO EXHIBITS


Number         Exhibit
------         -------
5.1            Opinion of Kutak Rock (filed herewith).

23.1 Consent of Kutak Rock (included in the opinion in Exhibit 5).

23.2           Consent of Ernst & Young LLP (filed herewith)

24.1           Powers of Attorney (filed herewith).